Exhibit 99.2

Certain statements in this presentation constitute "forward-looking statements". When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, including the effects of international crises, acts of terrorism and public health issues, competition, demand for our products and services, programming availability, timeliness and quality, technological developments by competitors, developmental costs, difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, potential effects of litigation, risks of expansion into new markets, risks related to the security of our data systems, and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Slide 1

Recent Announcements Slide 12 Hyatt Place High Definition TV Leadership 13,000+ HD Guest Rooms Panasonic, Sharp - Pro:Idiom Content Security Guest Connectivity/Hotel Empowerment HSIA Milestones - Expanded Solutions HITEC Press

(in millions) Adjusted Operating Cash Flow* Q1 '01 Q2 '01 Q3 '01 Q4 '01 Q1 '02 Q2 '02 Q3 '02 Q4 '02 Q1 '03 Q2 '03 Q3 '03 Q4 '03 Q1 '04 Q2 '04 Q3 '04 Q4 '04 Q1 '05 Q2 '05 Q3 '05 Q4 '05 Q1 '06 Q2 '06 Operating Income exclusive of Depreciation & Amortization 69.6 72.4 73.4 75.1 77.6 79.6 81.7 81.9 82.1 82.6 83.2 85 21.8 22.8 89.2 90.2 22.1 24 92 92.3 23.6 23.7 0.675 0.669 0.655 0.645 0.635 0.632 0.631 0.631 0.628 0.622 0.622 0.624 0.625 0.63 0.635 0.639 0.645 Slide 6 * Adjusted Operating Cash Flow is defined as Operating Income exclusive of depreciation, amortization, share-based compensation and the effects of Hurricane Katrina insurance recoveries and equipment impairment + 4.6% + 5.4% -1.5% Higher SG&A Investment in Q2 Related To Strategic Initiatives

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Q2 Revenue Analysis

Per room per month

	Q2 2006	Q2 2005	% Change
Movie Revenue	$ 17.02	$ 16.89	0.8%
Other Interactive Services	5.85	5.49	6.6%
Total Per Guest Pay Room	$ 22.87	$ 22.38	2.2%

- **Increases Due To:**
  - Diverse Base of Theatrical Titles
  - More Popular TV On Demand Programming
  - Increases in Cable Programming, Offset by TV Internet & Games

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world-class interactive television and broadband solutions

Growth Initiatives: Digital Platform Focused Healthcare Initiative $850,000 Revenue During Q2 2006 Revenue = $2.0 Million New Sites Include: - Baylor Regional Medical Center - Plano, Texas - Sioux Valley Hospital - Sioux Falls, South Dakota IdleAire Initiative System Sales and Service Contracts Now Targeting 175 Locations in 2006 36 Active Sites - 82 Systems Built & Shipped Slide 13

(c) Copyright 2006 LodgeNet Entertainment Corporation All rights reserved.

Leverage Metrics Debt $ 280.9 $ 303.2 Debt Net of Cash $ 257.7 $ 279.5 Total Debt Leverage Ratio 2.99x 3.31x Net Debt Leverage Ratios 2.75x 3.05x Q2 2006 Reduced Debt by Additional $5 Million in July 2006 (in millions) Q2 2005 Slide 10

Current Valuation Metrics Q2 2006 Average Shares Outstanding 18,246 Cash from Operations $ 3.69 Pre-Expansion Cash Flow $ 2.19 Post-Expansion Cash Flow $ 1.04 Entity Value per Subscriber*(Room) $ 579 (per outstanding share) (in thousands) * Calculation Based on 7/19/06 Share Price of $19.40 Slide 14 TTM

Q2 2006 Q2 2005 % Change Movie Revenue $ 17.02 $ 16.89 0.8% Other Interactive Services 5.85 5.49 6.6% Total Per Guest Pay Room $ 22.87 $ 22.38 2.2% Q2 Revenue Analysis Slide 4 Increases Due To: - Diverse Base of Theatrical Titles - More Popular TV On Demand Programming - Increases in Cable Programming, Offset by TV Internet & Games Per room per month

Q3 & Full Year 2006 Guidance Q3 '06 Range FY' 06 Range Revenue $ 76.0 - $ 78.0 $ 288.0 - $293.0 Operating Income $ 7.5 - $ 8.5 $ 25.5 - $ 28.0 Net Income $ 1.0 - $ 2.0 $ 0.0 - $ 2.5 EPS $ 0.05 - $ 0.10 $ 0.00 - $ 0.14 Adjusted Operating Cash Flow $ 25.0 - $ 26.0 $ 94.5 - $ 97.5 Free Cash Flow $ 6.0 - $ 8.0 $ 17.0 - $ 19.0 Capital Investment $ 14.0 - $ 15.0 $ 54.0 - $ 56.0 Slide 11 (in millions except per share)

(12 months trailing) (Dollar amounts in thousands) Reconciliation of Adjusted Operating Cash Flow To Operating Income Slide 16

Profitability: First Time Net Income Achieved in a Second Quarter Net Income of $433,000 vs. Loss of $(1.7) Million in Q2 '05 Slide 2 Q2 2006 Financial Highlights Growth: Total Revenue up 5.5% Digital Platform in 68% of Network Strategic Initiatives Contribute 25% of Revenue Growth Cash Flow Generation: Net Free Cash Flow $11.4 Million vs. $5.1 Million in First 6 Months '05 Twelve Months Trailing Net Free Cash Flow of $19.1 Million

Costs & Operating Expenses Slide 5 Q2 2006 Q2 2005 % of Rev Direct Costs $10.68 44.9% $ 9.82 42.7% Guest Pay Operations 3.00 12.6% 2.98 13.0% SG&A 2.36 9.9% 2.11 9.2% Depreciation & Amortization 5.58 23.5% 6.04 26.3% Total Costs & Op Expenses $21.62 90.9% $20.95 91.1% Direct Costs - "Pay for Performance" Hotel Commissions - Programming Content Mix & Cable Rates - Equipment Sales SG&A Exclusive of Share-Based Compensation was $2.27 Per Room Per Room Per Month % of Rev

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Current Valuation Metrics TTM
(per outstanding share)

	Q2 2006
Average Shares Outstanding (in thousands)	18,246
Cash from Operations	$ 3.69
Pre-Expansion Cash Flow	$ 2.19
Post-Expansion Cash Flow	$ 1.04
Entity Value per Subscriber*(Room)	$ 579

* Calculation Based on 7/19/06 Share Price of $19.40

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world-class interactive television and broadband solutions

Cash Flow Analysis 2006 2005 Q2 '06 Cash from Operations $ 36.3 $ 33.2 $ 67.3 Corp Capital / Minor Extensions (7.3) (8.0) (12.3) Digital Renewal Investment * (7.8) (6.8) (15.1) Pre-Expansion Cash Flow $ 21.2 $ 18.4 $ 40.0 New Room Investment ** (9.8) (13.2) (21.0) Post- Expansion Cash Flow $ 11.4 $ 5.1 $ 19.1 *Digital Upgrade Rooms 30,782 26,256 58,503 **New Digital Rooms 29,869 38,746 62,854 (in millions) Slide 9 TTM 1st 6 Months 6 Mo. Cash from Operations Up 9.3% 6 Mo. Pre-Expansion Cash Flow Up 15.2% 6 Mo. Post-Expansion Cash Flow Up 123.5%

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Reconciliation of Adjusted Operating Cash Flow To Operating Income

(Dollar amounts in thousands) (12 months trailing)

	Q2 '04	Q3 '04	Q4 '04	Q1 '05	Q2 '05	Q3 '05	Q4 '05	Q1 '06	Q2 '06
Operating Income	$ 9.7	$11.4	$ 13.0	$ 14.9	$ 17.8	$ 20.1	$ 22.7	$ 24.7	$ 25.3
D&A	$ 77.9	$ 77.6	$ 77.0	$ 75.4	$ 73.8	$ 71.4	$ 69.9	$ 68.8	$ 67.8
Share Based Compensation	$ 0.1	$ 0.2	$ 0.2	$ 0.2	$ 0.2	$ 0.3	$ 0.3	$ 0.9	$ 1.1
Other Operating (Income) Loss						$ 0.3	$ (0.5)	$ (0.5)	$ (0.7)
Adjusted Operating Cash Flow	$ 87.7	$89.2	$ 90.2	$ 90.5	$ 91.8	$ 92.0	$ 92.3	$ 93.8	$ 93.5

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world-class interactive television and broadband solutions